Exhibit C

                  REGISTRATION RIGHTS AGREEMENT

          THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of July 30, 1996, is made and entered into by and between LACLEDE STEEL COMPANY, a Delaware corporation (the
"Company"), IVACO INC., a Canadian corporation ("Ivaco"), JOHN B.
McKINNEY, MICHAEL H. LANE, J. WILLIAM HEBENSTREIT, LARRY J.
SCHNURBUSCH and H. BRUCE NETHINGTON (collectively, the
"Management Purchasers").

                            RECITALS

          A. The Company and Ivaco have entered into a Stock Purchase Agreement dated as of July 30, 1996 (the "Stock Purchase Agreement"), whereby Ivaco has purchased 366,667 shares of the Company's Series A Preferred Stock, no par value, (the "Series A Preferred Stock") at a price of $15.00 per share;

          A. The Company and each of the Management Purchasers separately entered into a Management Stock Purchase Agreement dated as of July 30, 1996 (the "Management Stock Purchase Agreements"), whereby the Management Purchasers have purchased an aggregate of 50,000 shares of Series A Preferred Stock at a price of $15.00 per share;

          B. Upon approval by the stockholders of the Company of (1) a reduction of the par value per share of the Company's common stock from $13.33 per share to $0.01 per share and (2) an increase in the number of authorized shares of the Company's common stock from 5,000,000 to 25,000,000, and (3) the recapitalization of Series A Preferred Stock, each share of Series A Preferred Stock will become convertible at the option of the holder into shares of the Company's common stock as contemplated by Section 11 of the Certificate of Designation for such series.

          C. Pursuant to a standby purchase agreement, Ivaco may also purchase certain additional shares of Series A Preferred
Stock.

          D. Ivaco may desire, in the future, to sell to the public some or all of the shares of Series A Preferred Stock, and/or any common stock issued upon conversion of Series A
Preferred Stock.

          E. The Company therefore deems it to be in its best interest to set forth the rights of Ivaco in connection with public offerings and sales of such shares of Series A Preferred Stock and common stock issued upon conversion of Series A Preferred Stock.

          NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, and intending to be legally bound hereby, the Company and Ivaco hereby agree as follows:

          1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

               "Effective Date" shall mean the date of this Agreement.

               "Exchange Act" shall mean the Securities Exchange
     Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               The terms "register," "registered," and
     "registration" shall mean a registration effected by the preparation and filing of a Registration Statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

               "Holder(s)" shall mean Ivaco and the Management Purchasers, so long as it or they hold any Registrable Securities, and any person owning Registrable Securities who is a permitted assignee of rights under Section 12 of this Agreement.

               "Registrable Securities" shall mean the shares of
     (1) any Series A Preferred Stock issued to Ivaco pursuant to the Stock Purchase Agreement and any common stock issued upon conversion of such Series A Preferred Stock, (2) any Series A Preferred Stock issued to the Management Purchasers pursuant to the Management Purchase Agreements and any common stock issued upon conversion of such Series A Preferred Stock, and (3) any Series A Preferred Stock issued to Ivaco pursuant to the Standby Agreement which is attached as Exhibit I to the Stock Purchase Agreement and any common stock issued upon conversion of such Series A Preferred Stock, and, in each case, all shares of common stock or other securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, in exchange for, or in replacement of any shares of Series A Preferred Stock. The term "Registrable Securities" excludes, however, any security (i) the sale of which has been effectively registered under the Securities Act and which has been disposed of in accordance with a Registration Statement, (ii) that has been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof (including, without limitation, transactions pursuant to Rules 144 and 144A of the Securities Act) such that the further disposition of such securities by the transferee or assignee is not restricted under the Securities Act, (iii) that have been sold in a transaction in which such rights are not, or cannot be, assigned, or (iv) for which the Registration Rights have expired pursuant to Section 11 of this Agreement.

               "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all (i) registration, qualification and filing fees; (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of any Registrable Securities being registered); (iii) printing expenses; (iv) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties); (v) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of comfort letters customarily requested by underwriters); and
     (vi) fees and expenses of listing any Registrable Securities on any national securities exchange.

               "Registration Rights" shall mean the rights of the Holders to cause the Company to register Registrable
     Securities pursuant to Sections 2 and 3 of this Agreement.

               "Registration Statement" shall mean any
     registration statement or similar document that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the prospectus or preliminary prospectus included therein, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits to such Registration Statement and all material incorporated by reference in such Registration Statement.

               "SEC" shall mean the Securities and Exchange
     Commission.

               "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          2.   Demand Registration.

               (a) If the Company shall receive at any time on or after September 15, 1996, a written request from any Holder(s) of Registrable Securities (collectively, the "Initiating Holder") representing at least twenty percent (20%) of the Registrable Securities or the amount of Registrable Securities equivalent to 50,000 shares of Series A Preferred Stock in the case of Ivaco, that the Company file a Registration Statement covering the registration of no less than twenty percent (20%) of the Registrable Securities or the amount of Registrable Securities equivalent to 50,000 shares of Series A Preferred Stock in the case of Ivaco, as specified in the written request of the Initiating Holder (the "Registration Request"), then the Company shall (i) within five (5) days of the receipt of such Registration Request, give written notice of such Registration Request to Ivaco, and (ii) use its reasonable best efforts to as promptly as practicable file a Registration Statement covering the registration of all Registrable Securities with respect to which the Company receives, within the twenty (20) days immediately following the Registration Request, a request for inclusion in the registration from the Holder(s) thereof (an "Inclusion Request") and the Company shall effect as soon as practicable the registration of such Registrable Securities.
Each Inclusion Request shall also specify the aggregate number of shares of Registrable Securities proposed to be registered.
Ivaco shall have the right to effect up to three (3) demand registrations pursuant to this Section 2. Holders other than the Initiating Holder shall have the right to participate in any registration pursuant to this Section 2.

               (b) the Company shall not be obligated (i) to effect more than three registrations pursuant to this Section 2 requested by Ivaco, (ii) to effect any registration pursuant to this Section 2 within one (1) year after the effective date of any registration of Registrable Securities pursuant to a demand registration or any other registration of Registrable Securities which the Holders were afforded the opportunity to register all Registrable Securities under the Securities Act which the Holders desired to register, (iii) to effect any registration pursuant to this Section 2 if, in the written opinion of counsel to the Company, reasonably satisfactory to the requesting Holder, the sale or disposition of such Holder's Registrable Securities, in the manner proposed by such Holder, may be effected without registering such Securities under the Securities Act.

               (c) If any demand registration is an underwritten offering the Holders of a majority of the Registrable Securities to be included in such demand registration will select a managing underwriter or underwriters to administer the offering, which underwriter or underwriters shall be reasonably satisfactory to the Company.

          3. Incidental Registration. In the event that (but without any obligation to do so), after the Effective Date, the Company proposes to register any shares of Registrable Securities in connection with the underwritten public offering of such shares solely for cash on any form of Registration Statement in which the inclusion of Registrable Securities is appropriate (other than a registration (i) relating solely to the sale of securities to participants in a Company stock plan, (ii) pursuant to a Registration Statement on Form S-4 or Form S-8 (or any successor forms) or any form that does not include substantially the same information, other than information relating to the selling shareholders or their plan of distribution, as would be required to be included in a demand registration statement under
Section 2 covering the sale of Registrable Securities, (iii) in connection with any dividend reinvestment or similar plan or
(iv) for the sole purpose of offering securities to another entity or its security holders in connection with the acquisition of assets or securities of such entity or any similar transaction), the Company shall promptly give Ivaco written notice of such registration at least thirty (30) days before the anticipated filing date of any such Registration Statement. Upon the written request of any Holder within fifteen (15) days after the date of such notice from the Company, the Company shall cause to be registered under the Securities Act all of the Registrable Securities that such Holder has so requested to be registered on such Registration Statement. The Company shall not be required to proceed with, or maintain the effectiveness of, any registration of its securities after giving the notice herein provided, and the right of any Holder to have Registrable Securities included in such Registration Statement shall be conditioned upon participation in any underwriting to the extent provided herein. The Company shall not be required to include any Registrable Securities in such underwriting unless the Holders thereof enter into an underwriting agreement with the underwriter(s) selected by the Company in customary form, and upon terms and conditions agreed upon between the Company and such underwriter(s). In the event that the underwriter(s) shall advise the Company that marketing or other factors require that less than 100% of the Registrable Securities requested by the Holder or Holders of Registrable Securities be underwritten, then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto. The underwriter(s) may exclude some or all of the Registrable Securities from such underwriting to the extent and in the amount that the underwriter(s) advise the Company that less than 100% of the Registrable Securities requested to be registered can be marketed and the number of Registrable Securities, if any, that may be included in the underwriting shall be allocated among all Holders thereof in proportion (as nearly as practicable) to the number of Registrable Securities which each Holder requested be included in such registration; provided, however, that the number of Registrable Securities requested to be registered by the Management Purchasers shall be reduced to zero before the number of Registrable Securities requested to be registered by Ivaco shall be reduced by any amount. Nothing in this Section 3 is intended to or shall diminish the number of securities to be included by the Company in such underwriting. The Company and the underwriter(s) selected by the Company shall make all determinations with respect to the timing, pricing and other matters related to the offering of securities pursuant to this
Section 3.

          4. Registration Procedure. Whenever required under this Agreement to effect the registration of the Registrable
Securities, the Company shall as expeditiously as reasonably possible:

               (a) prepare and file with the SEC, as soon as practicable, a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective, and keep such Registration Statement effective for up to one hundred eighty (180) days or such shorter period as shall be required to sell all of the Registrable Securities covered by such Registration Statement; notwithstanding the foregoing, the Company shall have no obligation to cause any Registration Statement to become effective prior to the date the Company has published its financial results for the third fiscal quarter of 1996. If the Holders of a majority of the Registrable Securities to be included in such registration statement notify the Company in writing that they have selected one firm of attorneys ("Sellers Counsel") to represent them in connection with such registration, then at least five business days before filing with the Commission such registration statement, the Company will furnish to Sellers Counsel copies of such registration statement as proposed to be filed, and thereafter will furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller and to change the registration statement (but not including any document incorporated therein by reference) as it relates to such seller or Sellers Counsel as requested by such seller or Sellers Counsel on a timely basis, and to reasonably consider other changes to the registration statement (but not including any document incorporated therein by reference) reasonably requested by such seller or Sellers Counsel on a timely basis, in light of the requirements of the Securities Act and any other applicable laws and regulations;

               (b)  prepare and file with the SEC such
     amendments, post-effective amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;

               (c) furnish to the Holders, without charge, such number of copies of a prospectus, including a preliminary prospectus, and any amendments or supplements thereto as such Holders may reasonably request and a reasonable number of copies of the then-effective Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

               (d) promptly after the filing of any document that is to be incorporated by reference into a Registration
     Statement or prospectus, provide copies of such document to Ivaco;

               (e) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment and to prevent the entry of such an order;

               (f) use its reasonable best efforts to register and qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required to qualify to do business, file a general consent to service of process or subject itself to taxation in any such states or jurisdictions where it would not otherwise be required to so qualify to do business or consent to service of process or subject itself to taxation;

               (g) if it knows thereof, notify the Holders of shares covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which in its judgment the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

               (h) use its reasonable best efforts to cause all Registrable Securities covered by the Registration Statement to be listed on each national securities exchange on which shares of the Company's Common Stock are then listed, if eligible, or if the Common Stock is not then so listed, the NASDAQ National Market System, if eligible, or in the over-the-counter market, as shown by the NASDAQ System Level 1 (or comparable system), if eligible;

               (i) cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such denominations and registered in such names as the Holders may request at least two (2) business days prior to any sale of Registrable Securities; and

               (j)  pay or cause to be paid all Registration
     Expenses.

          5. Right to Withdraw Registration Request. The Holders may withdraw a request for registration or inclusion hereunder at any time but shall lose one (1) of their rights to cause the Company to register the Registrable Securities pursuant to Section 2 hereof if a request for registration under Section 2 was withdrawn; provided, however, that if the request is withdrawn as a result of information concerning the business or financial condition of the Company which materially and adversely differs from information regarding the Company publicly available on the date on which such registration was requested, the foregoing provisions shall not be applicable.

          6. Right to Withdraw Registration. Notwithstanding anything herein to the contrary, the Company may delay, suspend or withdraw any registration or qualification of Registrable Securities required pursuant to this Agreement if the Company in good faith determines that any such registration would adversely affect an offering of any securities of the Company which is then in process or if the Company is aware of other pending developments or any material corporate event and the Company is not in a position to timely prepare and file such Registration Statement, or to move forward with the processing of such Registration Statement by the SEC. If the Company exercises its right to withdraw a registration pursuant to this Section 6 or the registration fails to become effective for any reason, the related request to register shall not be counted as an exercise of a demand registration right under Section 2 hereof.

          7. Obligation of Holders to Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities that the Holders thereof furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such Registrable Securities as shall be required under the Securities Act or the Exchange Act to effect the registration of the Holders' Registrable Securities.

          The Holders agree that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 4(f) hereof, the Holders shall forthwith discontinue disposition of the Registrable Securities pursuant to the then current prospectus until (i) the Holders are advised in writing by the Company that a new Registration Statement covering the offer of Registrable Securities has become effective under the Securities Act, or (ii) the Holders receive copies of a supplemented or amended prospectus contemplated by Section 4 hereof, or (iii) until the Holders are advised in writing by the Company that the use of the then current prospectus may be resumed. The Company shall use its reasonable best efforts to limit the duration of any discontinuance of disposition of Registrable Securities pursuant to this paragraph.

          8. Effectiveness of Registration. Notwithstanding the obligation of the Company to effect no more than three (3) registrations requested pursuant to Section 2 hereof, a registration requested pursuant to Section 2 hereof shall not be deemed to have been effected if (i) the Registration Statement has not been kept effective for the period required under Section 4(a) of this Agreement, or (ii) the offering of Registrable Securities pursuant to such registration does not commence due to any reason other than withdrawal by the Holder.

          9.   Indemnification and Contribution.

               (a) Indemnification by the Company. In the event any Registrable Securities are included in a Registration Statement pursuant to this Agreement, the Company hereby agrees to indemnify and hold harmless the Holders, their partners, officers, employees and directors and each person who controls such Holder (within the meaning of the Securities Act) and any agent thereof against all losses, claims, damages, liabilities or expenses (including reasonable expenses of investigation), joint or several, or actual or threatened actions in respect thereof (collectively, "Losses") to which such Holders may become subject under the Securities Act, or otherwise, to the extent such Losses arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, any related preliminary, final or summary prospectus, or any amendment or supplement thereto, or any document incorporated by reference into any of the foregoing, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Holders for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Losses; provided, however, that the Company will not be so liable to the extent that any such Losses arise out of, or are based upon, an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such Registration Statement, such preliminary, final or summary prospectus, or any such amendment or supplement thereto, or any such document incorporated by reference into any of the foregoing, in reliance upon, and in conformity with, information furnished in writing to the Company by or on behalf of the Holders expressly for use in such document; provided, further, that the Company shall not be liable, and this indemnification agreement shall not apply, to the extent that any such Losses are attributable to the failure of the Holders (or agent acting on their behalf) to deliver a final prospectus (or amendment or supplement thereto) that corrects a material misstatement or omission contained in the preliminary prospectus (or final prospectus) or to any misstatement or omission of the Holders' selling broker(s). In connection with an underwritten offering, the Company will indemnify the underwriters thereof, their partners, officers, employees and directors and each person who controls such underwriters (within the meaning of the Securities Act) and any agent thereof at least to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities.

               (b) Indemnification by the Holders of Registrable Securities. With respect to written information furnished to the Company expressly for use in connection with any registration pursuant to the terms of this Agreement by or on behalf of any Holder for use in a Registration Statement, any related preliminary, final or summary prospectus, or any supplement or amendment thereto, or any document incorporated by reference into any of the foregoing, the Holders whose shares are being registered pursuant to the Registration Statement shall agree in writing to severally, and not jointly, indemnify and hold harmless the Company, and its directors, officers and employees and each person, if any, who "controls" (within the meaning of the Securities
     Act) the Company (the "the Company Indemnitees") against any Losses to which the Company or such other person entitled to indemnification hereunder may become subject under the Securities Act, or otherwise, insofar as such Losses arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, such preliminary, final or summary prospectus, or any such amendment or supplement thereto, or any such document incorporated by reference into any of the foregoing, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and such Holders shall reimburse the Company Indemnitees for any legal or other expenses reasonably incurred by it or them in connection with investigating or defending any such Losses, in each case to the extent, but only to the extent, that the same arises out of, or is based upon, an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such Registration Statement, such preliminary, final or summary prospectus, any such amendment or supplement thereto, or any such document incorporated by reference into any of the foregoing, in reliance upon, and in conformity with, such information.

               (c)  Conduct of Indemnification Proceedings.
     Promptly after receipt by an indemnified party hereunder of notice of any claim or the commencement of any action by a claimant not an indemnified party hereunder ("Third-Party Claim"), the indemnified party shall, if a claim for indemnification in respect thereof is expected to be made by such indemnified party against an indemnifying party, promptly notify such indemnifying party in writing of such Third-Party Claim as soon as is reasonably practicable after said claim is actually known to the indemnified party; provided, however, that the right of an indemnified party to be indemnified hereunder in respect of Third-Party Claims shall not be adversely affected by such indemnified party's failure to notify the indemnifying party of such Third-Party Claim unless, and then only to the extent that, an indemnifying party is actually damaged or suffers any Loss or incurs any additional expense as a result thereof. The omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under law or otherwise than under this Section 9. If any such Third-Party Claim is brought against an indemnified party, and it promptly notifies the indemnifying party thereof, the indemnifying party shall be entitled to assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party provided that the indemnifying party notifies the indemnified party of its election to assume the defense of such claim within twenty
     (20) days of receipt of notice of the claim from the indemnified party. After the indemnifying party gives notice to the indemnified party of its election to assume the defense of such Third-Party Claim, (i) except as set forth below, the indemnifying party shall not be liable to the indemnified party for any legal or other expense subsequently incurred by the indemnified party in connection with the defense thereof, (ii) the indemnifying party shall not be liable for the costs and expenses of any settlement of such claim or action unless such settlement was effected with the written consent of the indemnifying party, which shall not be unreasonable withheld, or the indemnified party waived any rights to indemnification hereunder in writing, in which case the indemnified party may effect a settlement without such consent at its own cost and expense, and
     (iii) the indemnified party shall be obligated to cooperate with the indemnifying party in the investigation of such claim or action and shall not unreasonably prejudice the indemnifying party's subrogation rights. The indemnified party will have the right to employ its counsel in any such action, but the fees and expenses of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party has not in fact employed counsel to assume the defense of such action within twenty (20) days after receiving notice of the commencement of the action, in each of which cases the fees and expenses of counsel will be at the expense of the indemnifying party or parties. All such fees and expenses will be reimbursed promptly as they are incurred.

               (d)  Contribution.  If for any reason the
     indemnification provided for in Sections 9(a) or (b) hereof is unavailable to an indemnified party or is insufficient to hold it harmless as contemplated therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party and the indemnified party, but also the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. With respect to any claim, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (e) Survival of Indemnification. The obligations under this Section 9 shall survive the completion of any offering of Registrable Securities in a Registration
     Statement pursuant to this Agreement, and otherwise.

               (f)  Limitation.  Anything to the contrary
     contained in this Section 9 hereof notwithstanding, no Holder of Registrable Securities shall be liable for indemnification and contribution payments aggregating an amount in excess of the maximum amount received by such holder in connection with any sale of Registrable Securities as contemplated herein.

          10. Amendment of Registration Rights. Any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Ivaco. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Holder of any Registrable Securities and the Company.

          11.  Assignment of Registration Rights.  The
Registration Rights may be assigned by Ivaco to a permitted transferee or assignee of Registrable Securities and such transferee or assignee shall be deemed a Holder for purposes hereof, provided that (i) the Company is, promptly upon such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such Registration Rights are being assigned, (ii) the transfer of such Registrable Securities is effected in accordance with all applicable securities laws, (iii) immediately following such transfer the further disposition of such Registrable Securities by the transferee or assignee is restricted to comply with the Securities Act, and (iv) the transferee executes and agrees to be bound by this Agreement, a counterpart of which executed by transferee shall be furnished to the Company.

          12. Information Confidential. The Holders may not use any information received by them pursuant to this Agreement in violation of the Exchange Act or reproduce, disclose, or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information and its attorneys), except to the extent reasonably related to the exercise of rights under this Agreement, unless such information has been made available to the public generally (other than by such recipient in violation of this Section 12) or such recipient is required to disclose such information by a governmental body or regulatory agency or by law in connection with a transaction that is not otherwise prohibited hereby.

          13. Notices. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made upon being delivered either by courier or fax delivery to the party for whom it is intended, provided that a copy thereof is deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States or Canadian mail, bearing the address shown in this Section for, or such other address as may be designated in writing hereafter by, such party:

               If to the Company:

               Laclede Steel Company
               One Metropolitan Square
               211 North Broadway
               St. Louis, Missouri 63102-2738
               Attention: Michael H. Lane

               With a copy to:


               Bryan Cave LLP
               One Metropolitan Square, Suite 3600
               St. Louis, Missouri 63102
               Attention: Frank P. Wolff, Jr.
               Telephone: (314) 259-2000
               Facsimile: (314) 259-2020

               If to Ivaco:

               Ivaco Inc.
               Place Mercantile
               770 Rue Sherbrooke Ouest
               Montreal, Quebec,
               Canada H3A 1G1

               With a copy to:

               Fried, Frank, Harris, Shriver & Jacobson
               One New York Plaza
               New York, New York 10004-1980
               Attention: Jeffrey Bagner

          14. Earnings Statement. The Company will make generally available to its security holders as soon as possible, but no later than 45 days after the close of the period covered thereby (or 90 days if the period ends December 31), an earnings statement (in form complying with the provisions of Rule 158 of the regulations promulgated under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date (as defined in said Rule 158) of the Registration Statement.

          15. Successors. This Agreement shall inure to the benefit of and be binding upon the successors of each of the parties and the assigns of Ivaco.

          16. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          17. Headings. The headings to sections and paragraphs in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation hereof.

          18. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the substantive laws of the State of Delaware, without reference to its principles of choice of law.

          19. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          20. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.



                              IVACO INC.



                              By:  /s/ Paul Ivanier
                                   ----------------------------
                              Name:  Paul Ivanier
                              Title: President and Chief
                                        Executive Officer


                              LACLEDE STEEL COMPANY



                              By:  /s/ John B. McKinney
                                   ----------------------------
                              Name:  John B. McKinney
                              Title: President and Chief
                                        Executive Officer